Exhibit 99.1

Cable One Reports Second Quarter 2021 Results

August 9, 2021 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today reported financial and operating results for the quarter ended June 30, 2021.

Cable One completed the acquisition of Valu-Net LLC (“Valu-Net”) on July 1, 2020, the contribution of its Anniston, Alabama system (the “Anniston System”) to Hargray Communications, a data, video and voice services provider (“Hargray”), on October 1, 2020 (the “Anniston Exchange”), and the acquisition of the remaining equity interests in Hargray that it did not already own (the “Hargray Acquisition”) on May 3, 2021. The results discussed below and presented in the tables within this press release include Valu-Net and Hargray operations and exclude Anniston System operations for the periods since the completion of their respective acquisitions or disposition. The Anniston System was included in the Hargray Acquisition and its operations are included in the Company’s results with the Hargray operations.

Second Quarter 2021 Highlights:

●

Total revenues were $401.7 million in the second quarter of 2021, including $50.6 million from Hargray operations, compared to $328.3 million in the second quarter of 2020, an increase of 22.4%. Year-over-year, residential data revenues increased 26.6%, including $18.0 million from Hargray operations, and business services revenues increased 31.0%, including $14.9 million from Hargray operations.

●

Net income was $106.2 million in the second quarter of 2021 (including $4.4 million from Hargray operations), an increase of 69.7% year-over-year. Adjusted EBITDA(1) was $213.2 million in the second quarter of 2021 (including $22.3 million from Hargray operations), an increase of 30.7% year-over-year. Net profit margin was 26.4% and Adjusted EBITDA margin(1) was 53.1%.

●

Net cash provided by operating activities was $183.6 million in the second quarter of 2021, an increase of 19.5% year-over-year. Adjusted EBITDA less capital expenditures(1) was $123.9 million in the second quarter of 2021 (including $3.8 million from Hargray operations), an increase of $39.4 million, or 46.6%, compared to the second quarter of 2020.

●

Residential data primary service units (“PSUs”) grew by approximately 124,000, or 15.5%, sequentially and grew by approximately 165,000, or 21.7%, year-over-year. Approximately 110,000 residential data PSUs were acquired in the Hargray Acquisition, of which approximately 19,000 were contributed to Hargray in the Anniston Exchange. Business services PSUs grew by approximately 23,000, or 17.8%, sequentially and grew by approximately 23,000, or 18.0%, compared to the prior year. Approximately 20,000 business services PSUs were acquired in the Hargray Acquisition, of which approximately 4,000 were contributed to Hargray in the Anniston Exchange.

●

On May 3, 2021, the Company completed the Hargray Acquisition, which represented the purchase of approximately 85% of Hargray on a fully diluted basis. The approximately $2.0 billion cash purchase price implied a $2.2 billion total enterprise value for 100% of Hargray on a cash-free and debt-free basis. The Company financed the Hargray Acquisition with cash on hand and proceeds from indebtedness.

(1)

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less capital expenditures are defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. Refer to the “Reconciliations of Non-GAAP Measures” tables within this press release.

Second Quarter 2021 Financial Results Compared to Second Quarter 2020

Revenues increased $73.4 million, or 22.4%, to $401.7 million for the second quarter of 2021, including $50.6 million attributable to Hargray operations. The remaining increase was driven primarily by residential data, business services and other revenue growth, partially offset by decreases in residential video and residential voice revenues. For the second quarter of 2021 and 2020, residential data revenues comprised 51.7% and 50.0% of total revenues, respectively, and business services revenues comprised 19.1% and 17.8% of total revenues, respectively.

Operating expenses (excluding depreciation and amortization) were $112.4 million in the second quarter of 2021 and increased $6.3 million, or 6.0%, compared to the second quarter of 2020. The increase in operating expenses was primarily attributable to $14.8 million of additional expenses related to Hargray operations, partially offset by a $7.3 million reduction in programming expenses and a $3.1 million decrease in labor and other compensation-related costs. Operating expenses as a percentage of revenues were 28.0% and 32.3% for the second quarter of 2021 and 2020, respectively.

Selling, general and administrative expenses were $88.0 million and $65.0 million for the second quarter of 2021 and 2020, respectively. The increase in selling, general and administrative expenses was primarily attributable to $13.6 million of additional expenses related to Hargray operations and increases of $4.9 million in labor and other compensation-related costs, $3.5 million in acquisition-related costs, $3.2 million in health insurance costs, $1.6 million in professional fees and $1.0 million in system conversion costs, partially offset by a $5.8 million decrease in bad debt expense. Selling, general and administrative expenses as a percentage of revenues were 21.9% and 19.8% for the second quarter of 2021 and 2020, respectively.

Depreciation and amortization expense was $84.9 million for the second quarter of 2021, including $15.7 million from Hargray operations, and increased $19.3 million, or 29.5%, compared to the second quarter of 2020. Depreciation and amortization expense as a percentage of revenues was 21.1% and 20.0% for the second quarter of 2021 and 2020, respectively.

Interest expense increased $12.3 million, or 74.2%, to $28.9 million, driven primarily by additional outstanding debt and higher interest rate swap settlement expense, partially offset by lower interest rates.

Other income, net, was $12.1 million for the second quarter of 2021 and consisted primarily of a $33.4 million non-cash gain on fair value adjustment associated with the Company’s existing investment in Hargray upon the Hargray Acquisition and interest and investment income, partially offset by a $21.4 million non-cash loss on fair value adjustment associated with the call and put options to acquire the remaining equity interests in Mega Broadband Investments Holdings LLC. Other income, net, was $1.7 million for the second quarter of 2020 and consisted of interest and investment income.

Income tax benefit was $8.6 million in the second quarter of 2021 compared to income tax provision of $13.2 million in the prior year quarter. The Company’s effective tax rate was -8.7% and 17.4% for the second quarter of 2021 and 2020, respectively. The changes were due primarily to a $35.4 million increase in income tax benefit from the reversal of a pre-existing deferred tax liability on the Company’s investment in Hargray, partially offset by a $5.2 million increase in income tax expense related to a change in valuation allowance and a $2.8 million income tax benefit in the prior year attributable to the net operating loss carryback provision of the Coronavirus Aid, Relief, and Economic Security Act that did not recur in the current year.

Net income was $106.2 million in the second quarter of 2021 compared to $62.5 million in the prior year quarter, an increase of $43.6 million.

Adjusted EBITDA was $213.2 million (including $22.3 million from Hargray operations) and $163.2 million for the second quarter of 2021 and 2020, respectively, an increase of 30.7%. Capital expenditures for the second quarter of 2021 totaled $89.3 million (including $18.5 million with respect to Hargray operations) compared to $78.7 million for the second quarter of 2020. Adjusted EBITDA less capital expenditures for the second quarter of 2021 was $123.9 million (including $3.8 million from Hargray operations) compared to $84.5 million in the prior year quarter, an increase of 46.6%.

Liquidity and Capital Resources

At June 30, 2021, the Company had $449.0 million of cash and cash equivalents on hand compared to $574.9 million at December 31, 2020. The Company’s debt balance was $3.9 billion and $2.2 billion at June 30, 2021 and December 31, 2020, respectively. The Company had $459.0 million available for borrowing under its revolving credit facility as of June 30, 2021.

The Company paid $15.1 million in dividends to stockholders during the second quarter of 2021.

On May 3, 2021, the Company borrowed $800.0 million under a new senior secured term loan facility maturing in 2028 in connection with the closing of the Hargray Acquisition.

Conference Call

Cable One will host a conference call with the financial community to discuss results for the second quarter of 2021 on Monday, August 9, 2021, at 5 p.m. Eastern Time (ET).

The conference call will be available via a live audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-844-378-6483 (Canada: 1-855-669-9657 or International: 1-412-542-4178). Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET.

A replay of the call will be available from August 9, 2021 until August 23, 2021 at ir.cableone.net.

Additional Information Available on Website

The information in this press release should be read in conjunction with the condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021 (the “Second Quarter 2021 Form 10-Q”), which will be posted on the “SEC Filings” section of the Cable One Investor Relations website at ir.cableone.net when it is filed with the Securities and Exchange Commission (the “SEC”). Investors and others interested in more information about Cable One should consult the Company’s website, which is regularly updated with financial and other important information about the Company.

Use of Non-GAAP Financial Measures

The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, net income, net profit margin, net cash provided by operating activities or capital expenditures as a percentage of net income reported in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and capital expenditures as a percentage of Adjusted EBITDA is reconciled to capital expenditures as a percentage of net income. Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. These reconciliations are included in the “Reconciliations of Non-GAAP Measures” tables within this press release.

“Adjusted EBITDA” is defined as net income plus interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation, (gain) loss on deferred compensation, acquisition-related costs, (gain) loss on asset sales and disposals, system conversion costs, rebranding costs, equity method investment (income) loss, other (income) expense and other unusual items, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.

“Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by total revenues.

“Adjusted EBITDA less capital expenditures,” when used as a liquidity measure, is calculated as net cash provided by operating activities excluding the impact of capital expenditures, interest expense, income tax provision (benefit), changes in operating assets and liabilities, change in deferred income taxes and other unusual items, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release.

“Capital expenditures as a percentage of Adjusted EBITDA” is defined as capital expenditures divided by Adjusted EBITDA.

The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA to assess its performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its ability to fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit agreement and the indenture governing the Company’s non-convertible senior unsecured notes to determine compliance with the covenants contained in the credit agreement and the ability to take certain actions under the indenture governing the non-convertible senior unsecured notes. Adjusted EBITDA and capital expenditures are also significant performance measures used by the Company in its incentive compensation programs. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.

The Company believes that Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures as a percentage of Adjusted EBITDA are useful to investors in evaluating the operating performance of the Company. The Company believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows the Company’s performance while taking into account cash outflows for capital expenditures and is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its stockholders.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures, capital expenditures as a percentage of Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.

About Cable One

Cable One, Inc. (NYSE: CABO) is a leading broadband communications provider serving more than 1.1 million residential and business customers in 24 states through its Sparklight® and Clearwave® brands. Sparklight provides consumers with a wide array of connectivity and entertainment services, including high-speed internet and advanced Wi-Fi solutions, cable television and phone service. Sparklight Business and Clearwave provide scalable and cost-effective products for businesses ranging in size from small to mid-market, in addition to enterprise, wholesale and carrier customers.

Contacts Trish Niemann Senior Director, Corporate Communications 602-364-6372 patricia.niemann@cableone.biz	Steven Cochran Chief Financial Officer investor_relations@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, acquisitions and strategic investments, dividend policy, financial results and financial condition as well as anticipated impacts from, and the Company’s responses to, the COVID-19 pandemic. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company’s latest Annual Report on Form 10-K and the Second Quarter 2021 Form 10-Q as filed with the SEC:

●	the duration and severity of the COVID-19 pandemic and its effects on the Company’s business, financial condition, results of operations and cash flows;
●	rising levels of competition from historical and new entrants in the Company’s markets;
●	recent and future changes in technology;
●	the Company’s ability to continue to grow its business services products;
●	increases in programming costs and retransmission fees;
●	the Company’s ability to obtain hardware, software and operational support from vendors;
●	risks that the Company may fail to realize the benefits anticipated as a result of the Hargray Acquisition;
●	risks relating to existing or future acquisitions and strategic investments by the Company;
●	risks that the implementation of the Company’s new enterprise resource planning system disrupts business operations;
●	the integrity and security of the Company’s network and information systems;
●	the impact of possible security breaches and other disruptions, including cyber-attacks;
●	the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
●	legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
●	additional regulation of the Company’s video and voice services;
●	the Company’s ability to renew cable system franchises;
●	increases in pole attachment costs;
●	changes in local governmental franchising authority and broadcast carriage regulations;
●	the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
●	the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
●	the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
●	risks associated with the Company’s convertible indebtedness;
●	the Company’s ability to continue to pay dividends;
●	provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
●	adverse economic conditions;
●	fluctuations in the Company’s stock price;
●	dilution from equity awards, convertible indebtedness and potential future convertible debt and stock issuances;
●	damage to the Company’s reputation or brand image;
●	the Company’s ability to retain key employees;
●	the Company’s ability to incur future indebtedness;
●	provisions in the Company’s charter that could limit the liabilities for directors; and
●

the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to its latest Annual Report on Form 10-K and the Second Quarter 2021 Form 10-Q as filed with the SEC.

Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,
(dollars in thousands, except per share data)	2021	2020	Change	% Change
Revenues:
Residential data	$207,648	$164,015	$43,633	26.6%
Residential video	87,240	87,328	(88)	(0.1)%
Residential voice	12,112	12,120	(8)	(0.1)%
Business services	76,616	58,469	18,147	31.0%
Other	18,133	6,371	11,762	184.6%
Total Revenues	401,749	328,303	73,446	22.4%
Costs and Expenses:
Operating (excluding depreciation and amortization)	112,350	106,028	6,322	6.0%
Selling, general and administrative	88,017	64,994	23,023	35.4%
Depreciation and amortization	84,915	65,584	19,331	29.5%
(Gain) loss on asset sales and disposals, net	1,058	988	70	7.1%
Total Costs and Expenses	286,340	237,594	48,746	20.5%
Income from operations	115,409	90,709	24,700	27.2%
Interest expense	(28,947)	(16,615)	(12,332)	74.2%
Other income (expense), net	12,149	1,655	10,494	NM
Income before income taxes and equity method investment income (loss), net	98,611	75,749	22,862	30.2%
Income tax provision (benefit)	(8,616)	13,209	(21,825)	(165.2)%
Income before equity method investment income (loss), net	107,227	62,540	44,687	71.5%
Equity method investment income (loss), net	(1,074)	-	(1,074)	NM
Net income	$106,153	$62,540	$43,613	69.7%

Net Income per Common Share:
Basic	$17.65	$10.72	$6.93	64.6%
Diluted	$16.68	$10.63	$6.05	56.9%
Weighted Average Common Shares Outstanding:
Basic	6,014,351	5,831,796	182,555	3.1%
Diluted	6,455,817	5,883,417	572,400	9.7%

Unrealized gain (loss) on cash flow hedges and other, net of tax	$(16,021)	$(9,459)	$(6,562)	69.4%
Comprehensive income	$90,132	$53,081	$37,051	69.8%

NM = Not meaningful.

CABLE ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par values)	June 30, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$448,965	$574,909
Accounts receivable, net	55,185	38,768
Income taxes receivable	17,027	41,245
Prepaid and other current assets	33,031	17,891
Total Current Assets	554,208	672,813
Equity investments	697,527	807,781
Property, plant and equipment, net	1,753,563	1,265,460
Intangible assets, net	2,840,700	1,278,198
Goodwill	944,871	430,543
Other noncurrent assets	39,133	33,543
Total Assets	$6,830,002	$4,488,338

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$240,592	$174,139
Deferred revenue	23,572	21,051
Current portion of long-term debt	34,524	26,392
Total Current Liabilities	298,688	221,582
Long-term debt	3,816,150	2,148,798
Deferred income taxes	806,630	366,675
Interest rate swap liability	102,875	155,357
Other noncurrent liabilities	124,814	100,627
Total Liabilities	5,149,157	2,993,039

Stockholders' Equity
Preferred stock ($0.01 par value; 4,000,000 shares authorized; none issued or outstanding)	-	-
Common stock ($0.01 par value; 40,000,000 shares authorized; 6,175,399 shares issued; and 6,036,582 and 6,027,704 shares outstanding as of June 30, 2021 and December 31, 2020, respectively)	62	62
Additional paid-in capital	544,992	535,586
Retained earnings	1,372,724	1,228,172
Accumulated other comprehensive loss	(101,237)	(140,683)
Treasury stock, at cost (138,817 and 147,695 shares held as of June 30, 2021 and December 31, 2020, respectively)	(135,696)	(127,838)
Total Stockholders' Equity	1,680,845	1,495,299
Total Liabilities and Stockholders' Equity	$6,830,002	$4,488,338

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30,
(dollars in thousands)	2021	2020	Change	% Change
Net income	$106,153	$62,540	$43,613	69.7%
Net profit margin	26.4%	19.0%

Plus: Interest expense	28,947	16,615	12,332	74.2%
Income tax provision (benefit)	(8,616)	13,209	(21,825)	(165.2)%
Depreciation and amortization	84,915	65,584	19,331	29.5%
Equity-based compensation	5,279	3,426	1,853	54.1%
(Gain) loss on deferred compensation	78	206	(128)	(62.1)%
Acquisition-related costs	4,835	1,293	3,542	NM
(Gain) loss on asset sales and disposals, net	1,058	988	70	7.1%
System conversion costs	1,618	647	971	150.1%
Rebranding costs	26	311	(285)	(91.6)%
Equity method investment (income) loss, net	1,074	-	1,074	NM
Other (income) expense, net	(12,149)	(1,655)	(10,494)	NM
Adjusted EBITDA	$213,218	$163,164	$50,054	30.7%
Adjusted EBITDA margin	53.1%	49.7%

Less: Capital expenditures	$89,312	$78,659	$10,653	13.5%
Capital expenditures as a percentage of net income	84.1%	125.8%
Capital expenditures as a percentage of Adjusted EBITDA	41.9%	48.2%

Adjusted EBITDA less capital expenditures	$123,906	$84,505	$39,401	46.6%

NM = Not meaningful.

	Three Months Ended June 30,
(dollars in thousands)	2021	2020	Change	% Change
Net cash provided by operating activities	$183,632	$153,695	$29,937	19.5%
Capital expenditures	(89,312)	(78,659)	(10,653)	13.5%
Interest expense	28,947	16,615	12,332	74.2%
Non-cash interest expense	(2,875)	(1,106)	(1,769)	159.9%
Income tax provision (benefit)	(8,616)	13,209	(21,825)	(165.2)%
Changes in operating assets and liabilities	(10,721)	(9,332)	(1,389)	14.9%
Change in deferred income taxes	18,031	(10,719)	28,750	NM
(Gain) loss on deferred compensation	78	206	(128)	(62.1)%
Acquisition-related costs	4,835	1,293	3,542	NM
Write-off of debt issuance costs	(1,644)	-	(1,644)	NM
System conversion costs	1,618	647	971	150.1%
Rebranding costs	26	311	(285)	(91.6)%
Fair value adjustment	(21,350)	-	(21,350)	NM
Gain on step acquisition	33,406	-	33,406	NM
Other (income) expense, net	(12,149)	(1,655)	(10,494)	NM
Adjusted EBITDA less capital expenditures	$123,906	$84,505	$39,401	46.6%

NM = Not meaningful.

CABLE ONE, INC.
OPERATING STATISTICS
(Unaudited)

	As of June 30,		Change
(in thousands, except percentages and ARPU data)	2021	2020	Amount	%
Homes Passed	2,637	2,344	293	12.5%

Residential Customers(1)	1,032	876	156	17.8%

Data PSUs(1)	923	758	165	21.7%
Video PSUs(1)	272	276	(4)	(1.3)%
Voice PSUs(1)	110	98	12	11.8%
Total residential PSUs(1)	1,305	1,132	173	15.3%

Business Customers(1)	102	86	17	19.6%

Data PSUs(1)	94	80	14	17.3%
Video PSUs(1)	14	14	0	3.2%
Voice PSUs(1)	44	35	9	25.5%
Total business services PSUs(1)	152	129	23	18.0%

Total Customers	1,134	962	172	17.9%
Total non-video	841	672	169	25.2%
Percent of total	74.2%	69.9%		4.3%

Data PSUs	1,017	838	179	21.3%
Video PSUs	287	290	(3)	(1.1)%
Voice PSUs	153	133	20	15.3%
Total PSUs	1,457	1,261	196	15.5%

Penetration
Data(1)	38.5%	35.8%		2.7%
Video(1)	10.9%	12.4%		(1.5)%
Voice(1)	5.8%	5.7%		0.1%

Share of Second Quarter Revenues
Residential data	51.7%	50.0%		1.7%
Business services	19.1%	17.8%		1.3%
Total	70.8%	67.8%		3.0%

ARPU - Second Quarter
Residential data(1), (2)	$78.34	$73.80	$4.54	6.2%
Residential video(1), (2)	$110.32	$102.95	$7.37	7.2%
Residential voice(1), (2)	$39.28	$40.35	$(1.07)	(2.7)%
Business services(1), (3)	$263.86	$228.11	$35.75	15.7%

Note:	All totals, percentages and year-over-year changes are calculated using exact numbers. Minor differences may exist due to rounding.
(1)

Due to the recency of the May 3, 2021 Hargray Acquisition, certain Hargray bulk accounts are counted as business PSUs and business customer relationships, whereas Cable One classifies such accounts as residential PSUs and residential customer relationships. Cable One is currently in the process of aligning Hargray’s methodology with its methodology so that future PSU and customer relationship counts used in ARPU calculations are determined on the same basis.

(2)

Average monthly revenue per unit (“ARPU”) values represent the applicable quarterly residential service revenues (excluding installation and activation fees) divided by the corresponding average of the number of PSUs at the beginning and end of each period, divided by three, except that for any PSUs added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent the applicable residential service revenues (excluding installation and activation fees) divided by the pro-rated average number of PSUs during such period.

(3)

ARPU values represent quarterly business services revenues divided by the average of the number of business customer relationships at the beginning and end of each period, divided by three, except that for any business customer relationships added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent business services revenues divided by the pro-rated average number of business customer relationships during such period.